Exhibit 21
MOTOROLA, INC.
LISTING OF MAJOR SUBSIDIARIES
12/31/2006

Motorola Industrial Ltda.	Brazil
Hangzhou Motorola Cellular Equipment Co. Ltd.	China
Motorola (China) Electronics Ltd.	China
Motorola (China) Investment Ltd.	China
Motorola S.A.S	France
Motorola G.m.b.h.	Germany
Motorola Asia Limited	Hong Kong
Motorola Asia Pacific Limited	Hong Kong
Motorola India Private Limited	India
Motorola South Israel Limited	Israel
MIRS Communications Limited	Israel
Motorola Israel Ltd.	Israel
Motorola Japan Limited	Japan
Motorola Korea, Inc.	Korea
Motorola Technology Sdn. Bhd.	Malaysia
Motorola Electronics Sdn. Bhd.	Malaysia
Motorola Asia Treasury Pte. Ltd.	Singapore
Motorola Electronics Pte. Limited	Singapore
Motorola Trading Center Pte. Ltd.	Singapore
General Instrument of Taiwan Ltd.	Taiwan
Motorola Electronics Taiwan, Limited	Taiwan
Motorola Finance EMEA Limited	UK
Motorola Limited	UK
General Instrument Corporation	US
River Delta Networks, Inc.	US
Synchronous, Inc.	US
Network Ventures I, Inc.	US
Motorola Credit Corporation	US